SUBSIDIARIES OF CHICAGO AND NORTH WESTERN TRANSPORTATION COMPANY



                                                               State of
                                                             Incorporation


           Chicago and North Western Railway Company           Delaware

           Environmental Railroad Properties, Incorporated     Delaware

           Midwestern Railroad Properties, Incorporated        Delaware

           North Western Leasing Company                       Delaware

           Signage, Inc.                                       Delaware

           Western Railroad Properties, Incorporated           Delaware

           Wisconsin Town Lot Company                          Wisconsin
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